Exhibit 31.4

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, W. Matthew Cox, certify that:

1.	I have reviewed this this Amendment No. 1 on Form 10-K/A of International Isotopes Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 3, 2023	By:	/s/ W. Matthew Cox
		Name:	W. Matthew Cox
		Title:	Chief Financial Officer
(Principal Financial Officer)